Exhibit 99.1

May 1, 2013

Tetra Tech Reports Second Quarter Results

•                  Net revenue up 9% to $521 million

•                  EBITDA up 10% to $54 million

•                  Diluted earnings per share up 9% to $0.38

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 31, 2013.

Second Quarter Results

Revenue in the quarter was $642.0 million compared to $624.3 million in the second quarter last year.  Revenue, net of subcontractor costs(1), was $520.9 million, up 9.2% compared to $476.9 million in the second quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)), were $54.2 million, up 10.1% compared to $49.2 million in the second quarter last year.  Operating income was $37.7 million, up 6.0% compared to $35.5 million in the second quarter last year.  Diluted earnings per share (EPS) were $0.38, up 8.6% compared to $0.35 in the second quarter last year.  Backlog was $2.03 billion compared to $2.03 billion at the end of the second quarter last year.  Cash generated from operations was $44.3 million, up 33.8% compared to $33.1 million in the second quarter last year.

Six-Month Results

Revenue for the six-month period was $1.30 billion compared to $1.31 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.02 billion, up 5.1% compared to $968.9 million in the year-ago period.  EBITDA were $108.3 million, up 8.0% compared to $100.3 million in the year-ago period.  Operating income was $79.5 million, up 10.9% compared to $71.6 million in the year-ago period.  Diluted EPS were $0.78, up 9.9% compared to $0.71 in the year-ago period.  Cash generated from operations was $62.0 million compared to $71.4 million in year-ago period.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “We generated second quarter results that were in-line with our expectations and guidance.  We continue to experience strong demand for our water and environmental services from commercial clients, especially with our oil & gas customers.  U.S. commercial and international clients now represent 59% of our net revenue.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In thousands (except EPS data)

	Three Months Ended		Six Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Revenue	$641,999	$624,345	$1,300,544	$1,306,972
Subcontractor costs	(121,052)	(147,453)	(282,399)	(338,024)
Revenue, net of subcontractor costs	520,947	476,892	1,018,145	968,948
Operating income	37,667	35,543	79,476	71,635
Interest expense, net	(2,136)	(1,453)	(3,320)	(2,763)
Income tax expense	(10,659)	(11,769)	(24,888)	(23,848)
Net income including noncontrolling interests	24,872	22,321	51,268	45,024
Net income attributable to noncontrolling interests	(52)	(37)	(225)	(130)
Net income to Tetra Tech	$24,820	$22,284	$51,043	$44,894

Earnings per share attributable to Tetra Tech:
Basic	$0.38	$0.35	$0.79	$0.71
Diluted	$0.38	$0.35	$0.78	$0.71

Weighted-average common shares outstanding:
Basic	64,551	63,072	64,376	62,846
Diluted	65,472	63,817	65,208	63,497

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

As Tetra Tech previously announced, due to anticipated weakness in Eastern Canada and mining, Tetra Tech is updating its guidance for fiscal 2013.  Tetra Tech expects diluted EPS for the third quarter of fiscal 2013 to be in the range of $0.32 to $0.42.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $525 million to $575 million.  For fiscal 2013, Tetra Tech now expects diluted EPS to be $1.60 to $1.75.  Revenue, net of subcontractor costs, for fiscal 2013 is now expected to range from $2.15 billion to $2.25 billion.

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Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on May 2, 2013 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands

	Three Months Ended		Six Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Net income attributable to Tetra Tech	$24,820	$22,284	$51,043	$44,894
Interest expense, net	2,136	1,453	3,320	2,763
Income tax expense	10,659	11,769	24,888	23,848
Depreciation	7,522	6,794	14,330	13,580
Amortization	9,051	6,917	14,684	15,182
EBITDA	$54,188	$49,217	$108,265	$100,267

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; the effect of the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government

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contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; risks associated with international operations; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of computer, information and communications technology and systems; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 31, 2013	September 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$159,575	$104,848
Accounts receivable - net	687,120	700,480
Prepaid expenses and other current assets	53,167	48,168
Income taxes receivable	21,294	5,817
Total current assets	921,156	859,313

Property and equipment - net	93,192	74,309
Investments in and advances to unconsolidated joint ventures	3,586	3,279
Goodwill	777,739	635,958
Intangible assets - net	106,859	74,231
Other assets	25,402	23,940

Total Assets	$1,927,934	$1,671,030

Liabilities and Equity
Current Liabilities:
Accounts payable	$148,136	$154,003
Accrued compensation	97,881	128,086
Billings in excess of costs on uncompleted contracts	79,131	90,909
Deferred income taxes	19,550	20,809
Current portion of long-term debt	1,730	2,031
Estimated contingent earn-out liabilities	29,699	35,407
Other current liabilities	69,884	72,549
Total current liabilities	446,011	503,794

Deferred income taxes	38,631	24,268
Long-term debt	264,047	81,047
Long-term estimated contingent earn-out liabilities	71,803	16,132
Other long-term liabilities	29,749	25,922

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of March 31, 2013 and September 30, 2012	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,925 and 63,837 shares as of March 31, 2013 and September 30, 2012, respectively	649	638
Additional paid-in capital	457,428	433,009
Accumulated other comprehensive income	13,377	31,017
Retained earnings	605,349	554,306
Tetra Tech stockholders’ equity	1,076,803	1,018,970
Noncontrolling interests	890	897
Total equity	1,077,693	1,019,867

Total Liabilities and equity	$1,927,934	$1,671,030

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2013	2012	2013	2012

Revenue	$641,999	$624,345	$1,300,544	$1,306,972
Subcontractor costs	(121,052)	(147,453)	(282,399)	(338,024)
Other costs of revenue	(435,827)	(388,915)	(844,822)	(796,251)
Selling, general and administrative expenses	(47,453)	(52,434)	(93,847)	(101,062)
Operating income	37,667	35,543	79,476	71,635
Interest expense - net	(2,136)	(1,453)	(3,320)	(2,763)
Income before income tax expense	35,531	34,090	76,156	68,872
Income tax expense	(10,659)	(11,769)	(24,888)	(23,848)
Net income including noncontrolling interests	24,872	22,321	51,268	45,024
Net income attributable to noncontrolling interests	(52)	(37)	(225)	(130)
Net income attributable to Tetra Tech	$24,820	$22,284	$51,043	$44,894

Earnings per share attributable to Tetra Tech:
Basic	$0.38	$0.35	$0.79	$0.71
Diluted	$0.38	$0.35	$0.78	$0.71

Weighted-average common shares outstanding:
Basic	64,551	63,072	64,376	62,846
Diluted	65,472	63,817	65,208	63,497

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 31,	April 1,
	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interests	$51,268	$45,024

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	29,322	29,071
Loss on settlement of foreign currency forward contract	270	286
Equity in income of unconsolidated joint ventures	(1,929)	(1,553)
Distributions of earnings from unconsolidated joint ventures	1,549	1,595
Stock-based compensation	4,840	5,648
Excess tax benefits from stock-based compensation	(866)	(147)
Deferred income taxes	4,880	(2,533)
Provision for doubtful accounts	2,164	3,721
Fair value adjustments to contingent consideration	(946)	(214)
Gain on disposal of property and equipment	(237)	(69)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	75,183	11,038
Prepaid expenses and other assets	(4,139)	11,234
Accounts payable	(31,180)	(23,392)
Accrued compensation	(33,220)	(13,777)
Billings in excess of costs on uncompleted contracts	(15,732)	(1,156)
Other liabilities	(6,208)	10,791
Income taxes receivable/payable	(13,001)	(4,178)
Net cash provided by operating activities	62,018	71,389

Cash flows from investing activities:
Capital expenditures	(13,634)	(7,983)
Payments for business acquisitions, net of cash acquired	(168,092)	(2,831)
Payment in settlement of foreign currency forward contract	(4,177)	(4,192)
Receipt in settlement of foreign currency forward contract	3,907	3,906
Changes in restricted cash	470	—
Proceeds from sale of property and equipment	962	497
Net cash used in investing activities	(180,564)	(10,603)

Cash flows from financing activities:
Payments on long-term debt	(113,978)	(51,837)
Proceeds from borrowings	296,389	13,025
Payments of earn-out liabilities	(24,015)	(18,055)
Excess tax benefits from stock-based compensation	866	147
Net proceeds from issuance of common stock	14,561	8,882
Net cash provided by (used in) financing activities	173,823	(47,838)

Effect of foreign exchange rate changes on cash	(550)	2,585

Net increase in cash and cash equivalents	54,727	15,533
Cash and cash equivalents at beginning of period	104,848	90,494
Cash and cash equivalents at end of period	$159,575	$106,027

Supplemental information:
Cash paid during the period for:
Interest	$2,494	$2,839
Income taxes, net of refunds received	$31,531	$30,974